UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2010
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 12, 2010, Lions Gate Entertainment Corp. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) to consider and vote upon the approval, ratification and confirmation of the shareholder rights plan adopted by the Board of Directors of the Company pursuant to the Shareholder Rights Plan Agreement dated as of March 12, 2010, as amended and restated as of April 22, 2010, between the Company and CIBC Mellon Trust Company, as rights agent (the “Shareholder Rights Plan”). Of the 117,951,193 common shares outstanding and entitled to vote at the Special Meeting, 107,249,464 common shares (or 90.93%) were represented in person or by proxy at the Special Meeting.
The final vote in respect of the resolution (the “Rights Plan Resolution”) approving, ratifying and confirming the Shareholder Right Plan was as follows:

Number of Shares	Number of Shares	Number of Shares
Voted For	Voted Against	Abstained
58,871,449	46,750,037	1,627,978
An aggregate of 21,977,189 of the common shares voted against the Rights Plan Resolution were held by entities controlled indirectly by Mr. Carl Icahn.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2010	LIONS GATE ENTERTAINMENT CORP.
/s/ James Keegan
James Keegan
Chief Financial Officer